UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
SUTURA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25548 (Commission File Number)	84-1001269 (IRS Employer Identification No.)

17080 Newhope Street, Fountain Valley, California (Address of principal executive offices)	92708 (Zip Code)
Registrant’s telephone number, including area code: (714) 437-9801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K, as well as other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”), contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Item 1.01. Entry into a Material Definitive Agreement
     To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 8.01 of this Current Report is hereby incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     To the extent required by Item 2.03 of Form 8-K, the information contained in or incorporated by reference into Item 8.01 of this Current Report is hereby incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities
     To the extent required by Item 3.02 of Form 8-K, the information contained in or incorporated by reference into Item 8.01 of this Current Report is hereby incorporated by reference into this Item 3.02.
Item 8.01. Other Events
     On June 28, 2006, the Registrant completed the private placement of $500,000 aggregate principal amount of Secured Convertible Promissory Notes (the “Notes”) with certain affiliates of Whitebox Advisors, LLC and entered into a Fourth Amended Security Agreement and a Fourth Amended Patent and Trademark Security Agreement with respect to the Notes. The form of the Notes, Fourth Amended Security Agreement, and Fourth Amended Patent and Trademark Security Agreement are filed as exhibits to this Current Report and, upon such filing, are hereby incorporated by reference into this Item 8.01.
     The Notes bear interest from the date hereof at the rate of eight percent (8%) per annum. Interest only is payable in cash in arrears on the last day of each calendar quarter, beginning September 30, 2006. On June 28, 2007, the remaining outstanding principal balance of the Notes will be due and payable in cash, together with all then-accrued but unpaid interest. Registrant has no right of early prepayment on the Notes.
     The entire outstanding principal amount of the Notes, together with any accrued but unpaid interest on the Notes, will be automatically converted into Registrant’s capital stock upon the closing of a sale of Registrant’s capital stock, with aggregate gross proceeds of at least $2.0 million to Registrant. The conversion rate of the Notes shall initially be equal to 90% of the per share purchase price of Registrant’s capital stock that is sold in an offering, with aggregate gross proceeds of at least $2.0 million on or before March 31, 2007. Notwithstanding anything to the contrary contained in the Notes, the number of shares of Common Stock that may be acquired by a payee upon any conversion of any Note shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owed by any payee and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the payee’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock of the Registrant (including for such purpose the shares of Common Stock issuable upon such conversion or payment). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     Registrant has entered into prior financings with affiliates of Whitebox Advisors, LLC (the “Prior Whitebox Financings”) on September 17, 2004, March 24, 2005, September 7, 2005, and June 7, 2006 to privately place $6,550,000, $3,000,000, $7,000,000 and $500,000, respectively, of Secured Convertible Promissory Notes. The Fourth Amended Security Agreement and the Fourth Amended Patent and Trademark Security Agreement, which were part of the Prior Whitebox Financings were amended and superseded by the agreements entered into between Registrant and the affiliates of Whitebox Advisors, LLC on June 28, 2006.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of business acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable
Exhibit Index
(c)	Exhibits.
10.1	Form of Secured Convertible Promissory Note, dated June 28, 2006.

10.2	Fourht Amended Security Agreement, dated June 28, 2006, by and between Sutura, Inc, and certain other parties thereto.

10.3	Fourth Amended Patent and Trademark Security Agreement, dated June 28, 2006, by and between Sutura, Inc, and certain other parties thereto.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTURA, INC. (Registrant)
Date: July 3, 2006
/s/ Anthony Nobles
Anthony Nobles
President, Chief Executive Officer, Chairman of the Board